Cannae Reports Second Quarter 2019 Results with $1.19 Billion Book Value of Portfolio Company Investments, or $16.42 Per Share
Las Vegas, NV -- (August 8, 2019) -- Cannae Holdings, Inc. (NYSE:CNNE) ("Cannae" or the "Company") today reported operating results for the three and six-month periods ended June 30, 2019.
Highlights

•
On May 21, 2019, Cannae received net proceeds of $100.5 million upon the closing of its sale of 2,000,000 shares of common stock of Ceridian HCM Holding Inc. ("Ceridian") as part of an underwritten secondary public offering

•	Dun & Bradstreet (“DNB”) management successfully achieved approximately $153 million of annualized cost savings through June 30, 2019, as part of DNB’s $200 million cost reduction plan

•
DNB completed the acquisition of Lattice Engines on July 1, 2019, Cannae invested an additional $23.5 million in DNB in conjunction with the acquisition. Lattice Engines provides DNB with the ability to rapidly integrate solutions and deliver an enhanced offering to the market

•
On July 23, 2019, Cannae partnered with Motive Partners to close an investment in QOMPLX, Inc. ("QOMPLX"). Cannae funded $15.0 million at close and will fund an additional $15.0 million by December 2019 as part of a cumulative $79.0 million preferred equity financing of QOMPLX by various investors. Cannae's total investment will represent 19.9% of QOMPLX's outstanding voting equity

•
QOMPLX provides advanced data analytics, simulation modeling, and AI-enabled planning through its FractalOS platform and applications, allowing enterprises of all sizes to accelerate time-to-market and rate of innovation.

Formerly known as Fractal Industries, QOMPLX will use the growth capital to rapidly expand the company and accelerate growth. Chairman William Foley II has joined QOMPLX’s Board of Directors

•	Total book value of portfolio company investments was $1.186 billion, or $16.42 per share, as of June 30, 2019 compared to total book value of $1.125 billion, or $15.58 per share, at December 31, 2018

Ceridian

•	Dayforce revenue increased 27.1% to $134.5 million from $105.8 million, on a constant currency basis, in the second quarter of 2018

•	Cloud revenue, which includes both Dayforce and Powerpay, increased 22.3% to $155.7 million from $127.3 million, on a constant currency basis, in the second quarter of 2018

•	Total revenue, which includes revenue from both Ceridian’s Cloud and Bureau solutions, increased 9.7% to $196.3 million from $179.0 million in the second quarter of 2018, on a constant currency basis

•	Excluding the effect of foreign currency fluctuations, Dayforce revenue increased 28.0% year-over-year, Cloud revenue increased 23.7% year-over-year, and total revenue increased 10.9% year-over-year

•	Operating profit was $18.7 million compared to a loss of $8.4 million in the second quarter of 2018.

•	Adjusted EBITDA increased 22.6% to $44.0 million from $35.9 million in the second quarter of 2018. Adjusted EBITDA margin was 22.4% compared to 20.1%, in the second quarter of 2018

•	4,006 Dayforce customers were live on the platform at the end of the second quarter of 2019, up from 3,308 at the end of the second quarter of 2018

Dun and Bradstreet

•	Cannae acquired a minority stake in DNB of 24.5% on February 8, 2019 and reports its equity in earnings or loss of DNB pursuant to the equity method of accounting on a one quarter lag

•	For the period from February 8, 2019 through March 31, 2019 during which Cannae owned DNB, DNB generated total revenue of $174.1 million and net loss of $81.1 million

•
For the full quarter ended March 31, 2019, DNB generated total revenue of $352.8 million and net loss of $284.1 million compared to total revenue of $408.9 million and net earnings of $58.3 million in 2018

•	For the February 8, 2019 through March 31, 2019 period during which Cannae owned DNB, Adjusted Revenue was $196.2 million and Adjusted EBITDA was $62.9 million

•
For the full quarter ended March 31, 2019, DNB generated Adjusted Revenue of $400.8 million and Adjusted EBITDA of $129.2 million compared to Adjusted Revenue of $408.9 million and Adjusted EBITDA of $117.6 million in 2018

Restaurant Group

•	$266.5 million in total revenue and a net loss of $11.6 million for the second quarter, versus $276.2 million in total revenue and a net loss of $5.9 million in the second quarter of 2018

•	EBITDA of $(0.7) million for the second quarter of 2019, versus EBITDA of $8.6 million in the second quarter of 2018

•
ABRH same store sales decreased 1.4% in the second quarter, as O'Charley's declined by 2.4%, Village Inn declined by 1.0% and Bakers Square increased by 5.2%. Ninety Nine same store sales increased by 1.5%

•
Strategic initiatives designed to improve profitability including closure of 47 underperforming restaurants since the third quarter of 2018, rationalization of general and administrative expenses including headcount reductions and IT spending efficiencies, and closure of Legendary Baking’s Santa Ana Plant are expected to yield more than $20 million in cost savings while having no expected adverse impact on the customer experience for the balance of the restaurant portfolio.

T-System

•
T-System generated $12.9 million in total revenue and a net loss of $3.8 million for the second quarter of 2019, versus $14.8 million in total revenue and a net loss of $2.1 million in the second quarter of 2018

•	EBITDA of $(0.2) million for the second quarter, versus EBITDA of $2.6 million for the second quarter of 2018

“Dun & Bradstreet’s management has moved quickly since the closing of the acquisition, identifying and eliminating expenses, recruiting talented senior leadership, and reorganizing DNB’s sales structure to improve the company’s profitability and accelerate organic revenue growth,” commented Chairman William P. Foley, II. “Through the end of the second quarter, management has taken action on $153 million of annualized expenses and is firmly on track to achieving their $200 million expense reduction goal by year end. The team has also completed the reorganization of DNB’s sales structure and contract terms which we expect will begin to deliver an acceleration in organic growth through the year. Lastly, we completed the acquisition of Lattice Engines which will further enhance DNB's position as a leading provider of integrated data and analytics solutions for B2B marketing and sales professionals."

Mr. Foley continued, “Ceridian delivered another strong quarter of revenue growth from its Cloud services business, highlighted by the 27.1% increase in Ceridian’s Dayforce business. While we continue to be pleased with our investment and the outlook for Ceridian’s business, we prudently rebalanced our portfolio in the second quarter through the sale of 2 million shares of CDAY stock and used the proceeds to pay down a portion of the leverage used to finance our purchase of DNB. Cannae currently owns 30.7 million shares in Ceridian representing a 21.7% ownership stake, now worth $1.55 billion based on Ceridian’s closing price of $50.42 on August 7, 2019.

Turning to our restaurant group, the ABRH management team has been implementing a broad range of initiatives designed to reduce expenses, increase productivity, improve customer satisfaction and drive traffic. These efforts are beginning to gain traction as we have achieved more than $20 million in pro forma cost reductions. Management will continue to be aggressive executing the plan to improve our brands’ performance, profitability and cash flow in order to provide increased optionality for potential monetizations.

Mr. Foley concluded, “T-System continues to work through their business re-alignment and is making the necessary improvements having realigned their sales and client management functions during the second quarter as well as repositioning the company’s product management to better meet client needs. Importantly, the repositioning of T-System is well underway thus enabling management to now explore attractive acquisition opportunities to enhance the company’s capabilities and product offerings.”

Conference Call
As previously announced, Cannae will host a conference call on August 8, 2019, to discuss its second quarter 2019 results at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international) and asking for the Cannae Holdings Second Quarter 2019 Earnings Call. A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671 and providing the access code 13692763. The telephonic replay will be available until 11:59 pm (Eastern Time) on August 15, 2019.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://investor.cannaeholdings.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.
Cannae (NYSE:CNNE) is a diversified holding company with over $1 billion in book value in assets and boasts a strong track record of investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., The Dun & Bradstreet Corporation, American Blue Ribbon Holdings, LLC, 99 Restaurants Holdings, LLC and T-System Holding, LLC. Principals at Cannae have successfully acquired over 100 companies with aggregate consideration in excess of $30 billion for Fidelity National Financial. Inc., Cannae and related companies over the last 20 years. More information about Cannae can be found at www.cannaeholdings.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation and amortization as a percent of revenue (EBITDA margin).

DNB's adjusted revenue is defined as Revenues adjusted to include the revenues that were not recorded by DNB during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP and to include revenues of DNB's international operations which are reported on a one-month lag.

DNB's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from restructuring charges, non-cash equity-based compensation expense, professional and administrative expenses associated with mergers and acquisitions, and other non-core gains and losses that are not in the normal course of business.

Ceridian's adjusted EBITDA is defined as net income or loss before interest, taxes, depreciation, and amortization, as adjusted to exclude net income or loss from discontinued operations, sponsor management fees, non-cash charges for asset impairments, gains or losses on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, non-cash share-based compensation expense, severance charges, restructuring consulting fees, and IPO transaction costs. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of Total Revenue.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, Cannae's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

SOURCE: Cannae Holdings, Inc.
CONTACT: Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

 CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
June 30, 2019
Restaurant revenue	$266.5	$266.5	$—	$—
Other operating revenue	18.6	—	12.9	5.7
Total operating revenue	285.1	266.5	12.9	5.7

Cost of restaurant revenue	231.6	231.6	—	—
Personnel costs	30.9	14.5	7.8	8.6
Depreciation and amortization	13.3	9.4	3.4	0.5
Other operating expenses	33.8	23.9	4.8	5.1
Total operating expenses	309.6	279.4	16.0	14.2

Operating loss	$(24.5)	$(12.9)	$(3.1)	$(8.5)

Interest and investment income	$1.4	$—	$—	$1.4
Interest expense	(5.5)	(1.5)	(1.4)	(2.6)
Realized gains and losses	74.5	2.8	(0.5)	72.2
Total other income (expense)	70.4	1.3	(1.9)	71.0

Earnings (loss) before tax	$45.9	$(11.6)	$(5.0)	$62.5

Income tax expense (benefit)	$8.5	$—	$(1.2)	$9.7
(Loss) earnings from equity investees	(22.4)	—	—	(22.4)

Net (loss) earnings	15.0	(11.6)	(3.8)	30.4

Non-controlling interests	(4.5)	(4.4)	(0.1)	—

Net earnings (loss) attributable to Cannae common shareholders	$19.5	$(7.2)	$(3.7)	$30.4

EPS attributable to Cannae common shareholders - basic	$0.27
EPS attributable to Cannae common shareholders - diluted	$0.27

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.9

Earnings (loss) before tax	$45.9	$(11.6)	$(5.0)	$62.5

Interest expense	$(5.5)	$(1.5)	$(1.4)	$(2.6)
Depreciation and amortization	13.3	9.4	3.4	0.5

EBITDA	$64.7	$(0.7)	$(0.2)	$65.6
EBITDA margin	22.7%	—%	—%	1,150.9%

CANNAE HOLDINGS, INC.
SECOND QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Three Months Ended
June 30, 2018
Restaurant revenue	$276.2	$276.2	$—	$—
Other operating revenue	26.1	—	14.8	11.3
Total operating revenue	302.3	276.2	14.8	11.3

Cost of restaurant revenue	240.1	240.1	—	—
Personnel costs	90.3	11.0	8.5	70.8
Depreciation and amortization	14.9	10.7	3.7	0.5
Other operating expenses	25.1	17.9	3.7	3.5
Total operating expenses	370.4	279.7	15.9	74.8

Operating loss	$(68.1)	$(3.5)	$(1.1)	$(63.5)

Interest and investment income	$1.6	$—	$—	$1.6
Interest (expense) income	(0.2)	(3.8)	(1.5)	5.1
Realized gains and losses	66.5	1.4	—	65.1
Total other income (expense)	67.9	(2.4)	(1.5)	71.8

(Loss) earnings before tax	$(0.2)	$(5.9)	$(2.6)	$8.3

Income tax expense (benefit)	$2.6	$—	$(0.5)	$3.1
(Loss) earnings from equity investees	(19.6)	—	—	(19.6)

Net (loss) earnings	(22.4)	(5.9)	(2.1)	(14.4)

Non-controlling interests	(2.6)	(2.7)	—	0.1

Net loss attributable to Cannae common shareholders	$(19.8)	$(3.2)	$(2.1)	$(14.5)

EPS attributable to Cannae common shareholders - basic	$(0.28)
EPS attributable to Cannae common shareholders - diluted	$(0.28)

Cannae weighted average shares - basic	71.1
Cannae weighted average shares - diluted	71.1

(Loss) earnings before tax	$(0.2)	$(5.9)	$(2.6)	$8.3

Interest (expense) income	$(0.2)	$(3.8)	$(1.5)	$5.1
Depreciation and amortization	14.9	10.7	3.7	0.5

EBITDA	$14.9	$8.6	$2.6	$3.7
EBITDA margin	4.9%	3.1%	17.6%	32.7%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

	Consolidated	Restaurant Group	T-System	Corporate and Other
Six Months Ended
June 30, 2019
Restaurant revenue	$524.3	$524.3	$—	$—
Other operating revenue	35.3	—	25.1	10.2
Total operating revenue	559.6	524.3	25.1	10.2

Cost of restaurant revenue	458.6	458.6	—	—
Personnel costs	55.3	27.3	16.1	11.9
Depreciation and amortization	27.2	19.1	6.9	1.2
Other operating expenses	57.6	40.0	8.7	8.9
Total operating expenses	598.7	545.0	31.7	22.0

Operating loss	$(39.1)	$(20.7)	$(6.6)	$(11.8)

Interest and investment income	$12.4	$—	$—	$12.4
Interest expense	(9.2)	(2.5)	(2.8)	(3.9)
Realized gains and losses	76.1	3.5	(0.5)	73.1
Total other income (expense)	79.3	1.0	(3.3)	81.6

Earnings (loss) before tax	$40.2	$(19.7)	$(9.9)	$69.8

Income tax expense (benefit)	$3.7	$(0.1)	$(2.4)	$6.2
(Loss) earnings from equity investees	(19.5)	—	—	(19.5)

Net earnings (loss)	17.0	(19.6)	(7.5)	44.1

Non-controlling interests	(7.6)	(7.3)	(0.4)	0.1

Net earnings (loss) attributable to Cannae common shareholders	$24.6	$(12.3)	$(7.1)	$44.0

EPS attributable to Cannae common shareholders - basic	$0.34
EPS attributable to Cannae common shareholders - diluted	$0.34

Cannae weighted average shares - basic	71.6
Cannae weighted average shares - diluted	71.8

Earnings (loss) before tax	$40.2	$(19.7)	$(9.9)	$69.8

Interest (expense) income	$(9.2)	$(2.5)	$(2.8)	$(3.9)
Depreciation and amortization	27.2	19.1	6.9	1.2

EBITDA	$76.6	$1.9	$(0.2)	$74.9
EBITDA margin	13.7%	0.4%	—%	734.3%

CANNAE HOLDINGS, INC.
YTD SEGMENT INFORMATION
(In millions)
(Unaudited)

Six Months Ended	Consolidated	Restaurant Group	T-System	Corporate and Other
June 30, 2018
Restaurant revenue	$550.0	$550.0	$—	$—
Other operating revenue	44.7	—	30.2	14.5
Total operating revenue	594.7	550.0	30.2	14.5

Cost of restaurant revenue	480.9	480.9	—	—
Personnel costs	114.4	23.0	17.4	74.0
Depreciation and amortization	29.2	21.4	7.3	0.5
Other operating expenses	46.3	33.8	7.4	5.1
Total operating expenses	670.8	559.1	32.1	79.6

Operating loss	$(76.1)	$(9.1)	$(1.9)	$(65.1)

Interest and investment income	$2.9	$—	$—	$2.9
Interest (expense) income	(3.2)	(7.5)	(1.5)	5.8
Realized gains and losses	66.5	1.4	—	65.1
Total other income (expense)	66.2	(6.1)	(1.5)	73.8

(Loss) earnings before tax	$(9.9)	$(15.2)	$(3.4)	$8.7

Income tax benefit	$(2.9)	$—	$(2.3)	$(0.6)
(Loss) earnings from equity investees	(20.7)	0.1	—	(20.8)

Net earnings (loss)	(27.7)	(15.1)	(1.1)	(11.5)

Non-controlling interests	(6.8)	(6.8)	—	—

Net loss attributable to Cannae common shareholders	$(20.9)	$(8.3)	$(1.1)	$(11.5)

EPS attributable to Cannae common shareholders - basic	$(0.30)
EPS attributable to Cannae common shareholders - diluted	$(0.30)

Cannae weighted average shares - basic	70.8
Cannae weighted average shares - diluted	70.9

(Loss) earnings before tax	$(9.9)	$(15.2)	$(3.4)	$8.7

Interest (expense) income	$(3.2)	$(7.5)	$(1.5)	$5.8
Depreciation and amortization	29.2	21.4	7.3	0.5

EBITDA	$22.5	$13.7	$5.4	$3.4
EBITDA margin	3.8%	2.5%	17.9%	23.4%

CANNAE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS AND ADJUSTED BOOK VALUE SUMMARY
(In millions)

	June 30, 2019	December 31, 2018
in millions	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$73.7	$323.0
Other current assets	91.6	128.7

Total current assets	$165.3	$451.7

Ceridian equity investment	$380.5	$359.7
Dun & Bradstreet equity investment	497.5	—
Other equity method investments	35.3	37.5
Lease assets	228.4	—
Property and equipment, net	160.4	176.4
Software & intangible assets	158.0	175.8
Goodwill	164.8	164.8
Other non-current assets	82.2	93.6
Total assets	$1,872.4	$1,459.5

Current liabilities:
A/P & other current liabilities	$170.6	$154.1
Notes payable, current	5.9	5.9

Total current liabilities	$176.5	$160.0

Notes payable, non-current	$195.2	$42.2
Other non-current liabilities	248.3	57.6
Total liabilities	$620.0	$259.8

Additional paid in capital	$1,150.9	$1,146.2
Retained earnings	90.9	45.8
Less: Treasury stock, 10,638 shares as of June 30, 2019 and December 31, 2018, respectively, at cost	(0.2)	(0.2)
Accumulated other comprehensive loss	(56.1)	(67.2)
Non-controlling interests	66.9	75.1
Cannae shareholder's equity	$1,252.4	$1,199.7

Total liabilities and equity	$1,872.4	$1,459.5

Adjusted Book Value Summary	June 30, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Dun & Bradstreet	$503.6	$—
Ceridian	375.7	365.4
American Blue Ribbon Holdings	99.3	112.8
Ninety Nine	60.9	57.7
T-System	186.3	193.5
Holding company cash and short-term investments	20.1	308.2
Other Investments	89.6	87.0
CDAY Margin Loan	(150.0)	—
Cannae Book Value	$1,185.5	$1,124.6
Outstanding Cannae shares	72.2	72.2
Cannae Book Value per Share	$16.42	$15.58

Cannae accounts for its investments in DNB and Ceridian using the equity method of accounting; therefore, their results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of DNB and Ceridian’s net earnings or loss in earnings (loss) from equity investees in our consolidated results of operations.

We account for our proportionate share of equity in Dun & Bradstreet's losses on a one quarter lag. The Company's net earnings for the three and six month periods ended June 30, 2019 include our equity in Dun & Bradstreet’s losses for the period from February 8, 2019 through March 31, 2019.

See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in DNB and Ceridian.

DNB Adjusted Revenue Reconciliation

	Period from February 8, 2019 to March 31, 2019	Three Months Ended March 31,
	2019	2019	2018
	(Dollar in millions)
Revenue	$174.1	$352.8	$408.9
Deferred revenue purchase accounting adjustment	22.1	22.1	—
International operations lag adjustment	—	25.9	—
Adjusted Revenue	$196.2	$400.8	$408.9

DNB Adjusted EBITDA Reconciliation

	Period from February 8, 2019 to March 31, 2019	Three Months Ended March 31,
	2019	2019	2018
	(Dollar in millions)
Net (loss) earnings	$(81.1)	$(284.1)	$58.3
Interest expense	49.1	54.6	14.1
Interest and other (income) expense, net	(5.4)	80.3	(0.3)
Income tax (benefit) expense	(30.4)	(64.5)	13.8
Depreciation and amortization	80.5	91.6	21.1
Equity in net earnings of affiliates	(0.1)	(0.6)	(0.5)
EBITDA	12.6	(122.7)	106.5
Deferred revenue purchase accounting adjustment	22.1	22.1	—
International operations lag adjustment	—	2.7	—
Equity-based compensation	0.5	12.2	(0.9)
Merger & acquisition costs	12.6	199.4	0.9
Restructuring and transition costs	19.5	19.9	11.0
Other incremental (reduced) expenses due to purchase accounting	(4.4)	(4.4)	0.1
Adjusted EBITDA	$62.9	$129.2	$117.6

Ceridian Adjusted EBITDA Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
		*As Adjusted		*As Adjusted
	(Dollar in millions)
Operating profit	$18.7	$(8.4)	$46.1	$19.6
Depreciation and amortization	14.6	14.2	29.0	28.1
Other (expense) income, net	(1.5)	(0.6)	(3.1)	1.6
EBITDA from continuing operations	31.8	5.2	72.0	49.3
Sponsorship management fees	—	11.5	—	12.0
Intercompany foreign exchange loss (gain)	0.2	—	0.5	(2.8)
Share-based compensation	9.6	12.0	15.6	14.7
Severance charges	1.5	1.1	3.6	3.0
Restructuring consulting fees	0.9	2.4	2.1	2.5
Transaction costs	—	3.7	—	3.7
Adjusted EBITDA	$44.0	$35.9	$93.8	$82.4
*Prior period information has been adjusted to reflect the adoption of ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” and ASU No. 2017-07, “Compensation—Retirement Benefits,” which was adopted on January 1, 2019.